Item 77C
Morgan Stanley Financial Services Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
further adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006, and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                    For    Withho  Absta  BNV*
                                             ld      in
Frank L. Bowman.................  6,632,4  267,96       0     0
                                       21       2
Kathleen A.                       6,635,1  265,19       0     0
Dennis.................                88       5
James F.                          6,624,2  276,14       0     0
Higgins..................              35       8
Joseph J.                         6,626,2  274,16       0     0
Kearns...................              22       1
Michael F.                        6,629,0  271,36       0     0
Klein...................               22       1
W. Allen Reed..................   6,621,6  278,73       0     0
                                       44       9
Fergus Reid....................   6,624,1  276,25       0     0
                                       27       6

(2) Elimination of certain fundamental investment
restrictions:

                                      For   Agains  Abst  BNV*
                                              t     ain
Elimination of the fundamental       5,420, 282,69  213,   983,
policy restricting the Fund's           595      6   975    116
ability to pledge
assets...........................
Elimination of the fundamental       5,402, 290,82  223,   983,
policy restricting purchases of         886      8   552    116
securities on
margin................
Elimination of the fundamental       5,424, 262,63  230,   983,
policy prohibiting investments in       438      0   198    116
oil, gas, and other types of
minerals or mineral leases..
Elimination of the fundamental       5,431, 271,73  213,   983,
policy prohibiting investments for      787      7   742    116
purposes of exercising
control...........

(3) Modify certain fundamental investment restrictions:

                                   For    Again  Absta    BNV*
                                            st     in
Modify fundamental policy        5,402,4   287,0  227,7   983,1
regarding borrowing money..           61      60     45      16
Modify fundamental policy        5,406,4   287,9  222,8   983,1
regarding loans........               37      57     72      16
Modify fundamental policy        5,409,9   288,0  219,3   983,1
regarding investment in               06      27     33      16
commodities, commodity
contracts and futures
contracts......
Modify fundamental policy        5,429,9   262,7  224,6   983,1
regarding issuance of senior          26      13     27      16
securities.....................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                   For    Again  Absta    BNV*
                                            st     in
Reclassification as non-         5,405,1   287,7  224,3   983,1
fundamental the fundamental           70      74     22      16
policy regarding the short sale
of securities..........

(5) Change the Fund's classification from a diversified fund to a non-diversified fund:

                                   For    Again  Absta    BNV*
                                            st     in
Change the Fund's                5,399,2   303,0  214,9   983,1
classification from a                 37      60     69      16
diversified fund to a non-
diversified
fund................

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.